UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2013

SMART ONLINE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 320 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

919-765-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On April 16, 2013, Smart Online, Inc., or the Company, sold an additional convertible secured subordinated note due November 14, 2016 in the principal amount of $200,000, or the New Note, to a current noteholder upon substantially the same terms and conditions as the previously issued notes sold on November 14, 2007, August 12, 2008, November 21, 2008, January 6, 2009, February 24, 2009, April 3, 2009, June 2, 2009, July 16, 2009, August 26, 2009, September 8, 2009, October 5, 2009, October 9, 2009, November 6, 2009, December 23, 2009, February 11, 2010, April 1, 2010, June 2, 2010, July 1, 2010, August 13, 2010, August 30, 2010, September 14, 2010, September 30, 2010, November 9, 2010, February 7, 2011, March 4, 2011, April 6, 2011, May 4, 2011, September 6, 2011, October 11, 2011, November 7, 2011, December 14, 2011, January 5, 2012, February 10, 2012, March 9, 2012, April 2, 2012, May 8, 2012, May 25, 2012, June 13, 2012, July 3, 2012, August 8, 2012, September 7, 2012, October 1, 2012, October 15, 2012, October 31, 2012, November 14, 2012,  December 13, 2012, January 7, 2013, January 29, 2013, February 27, 2013, and April 2, 2013 (collectively with the New Note, the Notes).  The Company is obligated to pay interest on the New Note at an annualized rate of 8% payable in quarterly installments commencing July 16, 2013. The Company is not permitted to prepay the New Note without approval of the holders of at least a majority of the aggregate principal amount of the Notes then outstanding.

All other terms of the New Note are as described in Item 1 and Exhibit 4.1 of the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2007 and November 12, 2008, under Item 2.03 of the Company’s Current Reports on Forms 8-K filed on November 21, 2008 and February 25, 2009, under Item 1.01 of the Company’s Current Report on Form 8-K filed on March 8, 2010 and under Item 1.01 of the Company’s Current Report on Form 8-K filed on June 19, 2012, which descriptions are incorporated herein by reference.

The Company plans to use the proceeds to meet ongoing working capital and capital spending requirements.

The sale of the New Note was made pursuant to an exemption from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.03 is hereby incorporated by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2013, Mr. Robert Brinson, Jr. announced that he would not stand for re-election to the board of directors of the Company, or the Board, at the end of his annual term.   Mr. Brinson will remain a director until our 2013 annual meeting of stockholders.

Also on April, 22, 2013, Mr. Robert Brinson, Jr, announced his resignation from his position as chief executive officer of the Company, effective April 30, 2013. Mr. Brinson will continue to serve as a strategic advisor to the Company under a consulting arrangement, the terms of which have not been finalized as of the date of this filing.

On April 22, 2013, the Board of Directors appointed its current Chairman of the Board, Amir Elbaz, age 36, to serve as Interim CEO of the Company, effective May 1, 2013. During his tenure as a Board member and the Chairman, Mr. Elbaz has been actively involved in the operations of the Company. Mr. Elbaz has served on the Company’s Board since January 2010 and as the Chairman of the Board since November 2012. Mr. Elbaz currently serves as Chief Executive Officer of two companies in the technology and media sectors. Mr. Elbaz also advises technology and renewable energy companies on business strategy, restructuring and business development initiatives. Mr. Elbaz served as the Executive Vice President & Chief Financial Officer of Lithium Technology Corporation until November 2008. Mr. Elbaz joined LTC in 2006 to oversee finances and marketing, as well as business development. Prior to joining LTC, Mr. Elbaz served as a Senior Associate of Arch Hill Capital NV, a Dutch venture firm, from 2005-2006.  During 2004 and most of 2005, Mr. Elbaz served as Vice President of Corporate Finance at Yorkville Advisors, where Mr. Elbaz sourced, structured and managed investments in more than a dozen public and private companies. Prior to joining Yorkville Advisors, Mr. Elbaz served for several years as an analyst with the Economic Department in the Procurement Mission of the Israeli Ministry of Defense in New York City. In that capacity, Mr. Elbaz co-headed multi-million dollar negotiations with first tier technology companies, and was in charge of the financial aspects of the day-to-day operations. Mr. Elbaz holds a B.A. from the University of Haifa, Israel, and an MBA in Finance & Investments from Bernard Baruch College, CUNY, New York. Following his MBA graduation, Mr. Elbaz was elected to the International Honorary Finance Society of Beta Gamma Sigma.

There are no transactions in which Mr. Elbaz has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On April 22, 2013, Mr. Dror Zoreff, also announced that he would not stand for re-election to the Board.  Mr. Zoreff served on the Corporate Governance and Nominating Committee. Mr. Zoreff will remain a director until new members are elected at the 2013 annual meeting of stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Gleb Mikhailov
Name:	Gleb Mikhailov
Title:	Chief Financial Officer

Date:  April 22, 2013

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